EXHIBIT A

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that, I, Clara Carucci, a general partner of Carucci Family Partners ("CFP"), residing at 33 Lighthouse Rd., Great Neck, New York 11024, hereby appoint Walter Carucci, 17 Battery Place, New York, NY 10004, as my Attorney-in-Fact, to act in my capacity as partner of CFP and for my benefit and for the benefit of CFP and on behalf of CFP with sole and exclusive authority to do the following:

          -- To purchase or sell any security on behalf of Carucci Family Partners.

          -- To vote any securities now or hereafter held by Carucci Family Partners.

          -- To prepare and sign all documents required by federal and state securities laws and by the Securities and Exchange Commission with respect to the holdings of Carucci Family Partners.

     I hereby grant to my Attorney-in-Fact full right, power, and authority to do every act, deed, and thing requisite, necessary or advisable to be done concerning the above powers, as fully, to all intents and purposes, as I might or could do if personally present and acting, with full power of substitution and revocation, hereby ratifying and confirming all that said Attorney-in-Fact or substitute shall lawfully do or cause to be done by virtue hereof.

     This Power of Attorney shall become effective immediately, and shall not be affected by my disability or lack of mental competence, and shall continue effective until my death; provided, however, that this Power may be revoked by me as to my Attorney-in-Fact at any time by written notice to my Attorney-in-Fact.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of March 1, 1994.



                                         /s/ Clara Carucci
                                         ------------------
                                         Clara Carucci
                                         as Partner, Carucci Family Partners



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STATE/COMMONWEALTH OF NEW YORK  )
                                )  ss:
COUNTY/PARISH/BOROUGH OF NASSAU )

On this 1st day of March, 1994, before me, the undersigned, a Notary Public for the State/Commonwealth of New York, personally appeared Clara Carucci to me known (or to me proved) to be the identical person named in and who executed the above Power of Attorney, and acknowledged that such person executed it as such person's voluntary act and deed.


                                    /s/ John D. Browning
                                    ---------------------
                                    Notary Public

                                    John D. Browning
                                    Notary Public, State of New York
                                    No. 30-4914718
                                    Qualified in Nassau County
                                    Certificate Filed in New York County
                                    Commission Expires November 23, 1995